EXHIBIT 21

                                SUBSIDIARIES AND PARTNERSHIPS


                                                       STATE OF INCORPORATION OR
NAME OF SUBSIDIARY                                             ORGANIZATION
------------------                                             ------------

Corporations:

Dobson Communications Corporation                                Oklahoma
Dobson Operating Company                                         Oklahoma
DOC Cellular Subsidiary Company                                  Oklahoma
Dobson Cellular Systems, Inc.                                    Oklahoma
Dobson Cellular of Sandusky, Inc.                                Oklahoma
Associated Telecommunications and
  Technologies, Inc.                                             Oklahoma
Dobson Cellular of Arizona, Inc.                                 Oklahoma
Dobson Cellular of Kansas/Missouri, Inc.                         Oklahoma
Dobson Cellular Maryland, Inc.                                   OKlahoma
Dobson Cellular Operations Company                               Oklahoma
Dobson Cellular of California, Inc.                              Oklahoma
Dobson Cellular of Imperial, Inc.                                Oklahoma
Dobson Cellular of Texas, Inc.                                   Oklahoma
Dobson Cellular of Navarro, Inc.                                 Oklahoma
Santa Cruz Cellular Telephone, Inc.                              California
Dobson/Sygnet Communications Co.                                 Oklahoma
Sygnet Wireless, Inc.                                              Ohio
Sygnet Communications, Inc.                                        Ohio
Western Financial Services Corp.                                 Oklahoma
DCC PCS, Inc.                                                    Oklahoma
Dobson Tower Company                                             Oklahoma
Logix Communications Enterprises, Inc.                           Oklahoma
  (f/k/a Dobson Wireline Company)
Logix Communications Corporation                                 Oklahoma
Dobson Telephone Company (a/k/a McLoud
  Telephone Company)                                             Oklahoma
Dobson Fiber/FORTE of Colorado, Inc.                             Oklahoma

PARTNERSHIPS:

Gila River Cellular General Partnership                           Arizona
Forte of Colorado, General Partnership                           Oklahoma
Oklahoma Independent RSA 5 Partnership                           Oklahoma
Oklahoma Independent RSA 7 Partnership                           Oklahoma
Oklahoma RSA 3 Limited Partnership                               Oklahoma
Oklahoma RSA 5 Limited Partnership                               Oklahoma
Oklahoma RSA 7 Limited Partnership                               Oklahoma
Texas RSA No. 2 Partnership                                      Oklahoma


                                    109